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                                                                 EXHIBIT 12
                        COMMERCIAL FEDERAL CORPORATION
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            (Dollars in Thousands)

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                                                                 Six Months Ended
                                                                   December 31,                   Year Ended June 30,
                                                                ------------------  -----------------------------------------------
                                                                  1995      1994      1995      1994      1993      1992      1991
                                                                --------  --------  --------  --------  --------  --------  --------
COMPUTATION OF EARNINGS:
------------------------

Income before income taxes, extraordinary items and
 cumulative effects of changes in accounting principles         $ 35,931  $ 15,286  $ 54,327  $ 15,248  $ 56,197  $ 73,489  $ 27,129
Fixed charges                                                    168,869   144,979   305,506   256,999   277,347   326,202   457,337
                                                                --------  --------  --------  --------  --------  --------  --------
Total earnings for computation                                  $204,800  $160,265  $359,833  $272,247  $333,544  $399,691  $484,466
                                                                ========  ========  ========  ========  ========  ========  ========
Total earnings for computation excluding interest on deposits   $ 98,051  $ 75,138  $179,670  $129,690  $194,044  $222,794  $282,562
                                                                ========  ========  ========  ========  ========  ========  ========

COMPUTATION OF FIXED CHARGES:
-----------------------------

Net rental expense                                              $  1,601  $  1,425  $  2,939  $  2,690  $  2,289  $  2,025  $  2,059
                                                                ========  ========  ========  ========  ========  ========  ========
Portion of rentals deemed representative of interest            $    534  $    475  $    980  $    897  $    763  $    675  $    686
                                                                --------  --------  --------  --------  --------  --------  --------
Interest:
 Interest on deposits                                            106,749    85,127   180,163   142,557   139,500   176,897   201,904
 Interest on borrowings                                           61,586    59,377   124,363   113,545   137,084   175,630   254,747
                                                                --------  --------  --------  --------  --------  --------  --------
  Total interest                                                 168,335   144,504   304,526   256,102   276,584   352,527   456,651
                                                                --------  --------  --------  --------  --------  --------  --------
Total fixed charges                                             $168,869  $144,979  $305,506  $256,999  $277,347  $353,202  $457,337
                                                                ========  ========  ========  ========  ========  ========  ========
Total fixed charges excluding interest on deposits              $ 62,120  $ 59,852  $125,343  $114,442  $137,847  $176,305  $255,433
                                                                ========  ========  ========  ========  ========  ========  ========

RATIO OF EARNINGS TO FIXED CHARGES:
-----------------------------------

 Excluding interest on deposits                                     1.58x     1.26x     1.43x     1.13x     1.41x     1.26x    1.11x
 Including interest on deposits                                     1.21x     1.11x     1.18x     1.06x     1.20x     1.13x    1.06x
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